Camber Energy, Inc. 425

Exhibit 10.4

NEITHER THIS SECURITY NOR THE SECURITIES TO BE ISSUED PURSUANT TO THIS AGREEMENT HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THIS SECURITY AND ANY SECURITIES ISSUABLE PURSUANT TO THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Original Issue Date: February 3, 2020	Original Principal Amount:$_____________
Note: 10.5% SPN-No – B___

10.5% SECURED PROMISSORY NOTE

(PARTIAL CONVERSION ENTITLEMENT)

DUE February 3, 2022

THIS 10.5% SECURED PROMISSORY NOTE is one of a series of duly authorized and validly issued 10.5% Promissory Notes of Viking Energy Group, Inc., a Nevada corporation, (the “Company”), having its principal place of business at 15915 Katy Freeway, Suite 450, Houston, Texas, 77094, designated as its 10.5% Secured Promissory Note due February 3, 2022, subject to the extension rights set out herein (this “Note”, or the “Note” and collectively with the other Notes of such series, the “Notes”).

FOR VALUE RECEIVED, the Company promises to pay to Camber Energy, Inc. or its registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, the principal sum of $5,000,000 (the “Original Principal Amount”) on February 3, 2022, (the “Maturity Date”), or such earlier date as this Note is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the aggregate then outstanding principal amount of this Note in accordance with the provisions hereof.  This Note is subject to the following additional provisions:

Section 1.            Definitions.  For the purposes hereof, in addition to the terms defined elsewhere in this Note, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement, dated the date hereof (the “Purchase Agreement”), by and between the Company and the purchasers therein and (b) the following terms shall have the following meanings:

“Bankruptcy Event” means any of the following events: (a) the Company or any Transaction Subsidiary (as defined in the Purchase Agreement), commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating

Secured Promissory Note – Viking – February, 2020 Private Placement

to the Company or any Transaction Subsidiary, (b) there is commenced against the Company or any Transaction Subsidiary any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Company or any Transaction Subsidiary is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Transaction Subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) the Company or any Transaction Subsidiary makes a general assignment for the benefit of creditors, (f) the Company or any Transaction Subsidiary calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts or (g) the Company or any Transaction Subsidiary, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Change of Control Transaction” means the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 51% of the voting securities of the Company or any Transaction Subsidiary, (b) the Company or any Transaction Subsidiary merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 51% of the aggregate voting power of the Company or the successor entity of such transaction, (c) the Company or any Transaction Subsidiary sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than 51% of the aggregate voting power of the acquiring entity immediately after the transaction, (d) the execution by the Company or any Transaction Subsidiary of an agreement to which the Company  is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (c) above.

“Event of Default” shall have the meaning set forth in Section 6(a).

“Late Fees” shall have the meaning set forth in Section 2(c).

“Mandatory Default Amount” means the outstanding principal amount of this Note and accrued and unpaid interest hereon, in addition to the payment of all other amounts, costs, expenses, late fees, and liquidated damages due in respect of this Note.

“Nevada Courts” shall have the meaning set forth in Section 8(d).

“Note Register” shall have the meaning set forth in Section 2(b).

“Original Issue Date” means the date of the first issuance of this Note, regardless of any transfers of any Note and regardless of the number of instruments which may be issued to evidence such Notes.

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“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Trading Market” means any of the following markets or exchanges on which the Common Stock (or any other common stock of any other Person that references the Trading Market for its common stock) is listed or quoted for trading on the date in question: the OTC Bulletin Board; The NASDAQ Global Market; The NASDAQ Global Select Market; The NASDAQ Capital Market; the New York Stock Exchange; NYSE Arca; the NYSE MKT or the OTCQX Marketplace; the OTCQB Marketplace; the OTCPink Marketplace or any other tier of the OTC Link ATS operated by OTC Markets Group Inc. (or any successor to any of the foregoing).

“Transaction Subsidiary” means Elysium Energy Holdings, LLC, a limited liability company organized under the laws of the State of Nevada; and Ichor Energy Holdings, LLC, a limited liability company organized under the laws of the State of Nevada.

Section 2.              Interest.

a)           Payment of Interest. Subject to Section 9 of this Note, the Company shall pay interest to the Holder on the outstanding principal amount of this Note equal to ten and ½ percent (10.5%) per annum.  All interest hereunder will be payable quarterly.  All accrued but unpaid interest hereunder shall be due and payable in cash on the Maturity Date, or the Prepayment Date (including deemed Prepayment Date(s) resulting from conversion(s) of Note principal pursuant to Section 9 herein), as applicable.

b)           Interest Calculations. Interest hereunder will be paid to the Person in whose name this Note is registered on the records of the Company regarding registration and transfers of this Note (the “Note Register”).

c)           Late Fee.  All overdue accrued and unpaid principal and interest to be paid hereunder shall, if not paid within three (3) business days following the applicable due date, entail a late fee at an interest rate equal to eighteen percent (18%) per annum (the “Late Fees”) which shall accrue daily from the date such interest is due hereunder through and including the date of actual payment in full.

Section 3.             Registration of Transfers and Exchanges.

a)          Different Denominations. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same.  No service charge will be payable for such registration of transfer or exchange.

b)          Reliance on Note Register. Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue.  In the event the Holder assigns the Holder’s rights and entitlements under this Note to another Person (the “Assignee”), the Company shall amend

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the Note Register only upon receiving authorization to do so from each of the Holder and the Assignee.

Section 4.             Security.   The Note shall be secured by the Security and Pledge Agreement dated as of February 3, 2020, by and between the Company and the Holder, and the security interest granted to the Holder thereunder shall rank equal to the security interests granted to the holders of the other Notes.

Section 5.              Intentionally Omitted.

Section 6.              Events of Default.

a)            “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i.          any default in the payment of (A) the principal amount of any Note or (B) interest, liquidated damages, Late Fees and other amounts owing to a Holder on any Note, as and when the same shall become due and payable (whether on the Maturity Date or by acceleration or otherwise) which default, solely in the case of an interest payment or other default under clause (B) above, is not cured within three (3) Trading Days;

ii.         the Company shall fail to observe or perform any other material covenant or agreement contained in the Notes which failure is not cured, if possible to cure, within the earlier to occur of (A) five (5) Trading Days after notice of such failure sent by the Holder or by any other Holder to the Company and (B) ten (10) Trading Days after the Company has become or should have become aware of such failure;

iii.        a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under (A) any of the Transaction Documents or (B) any other material agreement, lease, document or instrument to which the Company or any Transaction Subsidiary is obligated and/or which any of their respective assets are subject to or bound by (and not covered by clause (vi) below);

iv.        any representation or warranty made in this Note, any other Transaction Documents, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made;

v.         the Company or any Transaction Subsidiary shall be subject to a Bankruptcy Event;

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vi.        the Company or any Transaction Subsidiary shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $500,000, whether such indebtedness now exists or shall hereafter be created, and (b) such default is not fully cured by the Company or the Transaction Subsidiary prior to the expiration of any applicable grace or cure period;

vii.       the Common Stock shall not be eligible for listing or quotation for trading on a Trading Market and shall not be eligible to resume listing or quotation for trading thereon within five (5) Trading Days or the transfer of shares of Common Stock through the Depository Trust Company System is no longer available, “frozen” or “chilled”;

viii.      the Company or any Transaction Subsidiary shall be a party to any Change of Control Transaction, or any Transaction Subsidiary shall agree to sell or dispose of all or a portion of its assets in one transaction or a series of related transactions, without the approval of the Holder or Holders (whether or not such sale would constitute a Change of Control Transaction);

ix.         the Company fails to file with the Commission any required reports under Section 13 or 15(d) of the Exchange Act such that it is not in compliance with Rule 144(c)(1) (or Rule 144(i)(2), if applicable);

x.          the Company or any Transaction Subsidiary shall: (i) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or any of its properties, (ii) admit in writing its inability to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent or be the subject of an order for relief under Title 11 of the United States Code or any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute of any other jurisdiction or foreign country, or (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage or any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or (vi) take or permit to be taken any action in furtherance of or for the purpose of effecting any of the foregoing;

xi.       if any order, judgment or decree shall be entered, without the application, approval or consent of the Company or any Transaction Subsidiary, by any court of competent jurisdiction, approving a petition seeking liquidation or reorganization of the Company or any Transaction Subsidiary, or appointing a receiver, trustee, custodian or liquidator of the Company or any Transaction

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Subsidiary, or of all or any substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for any period of sixty (60) days;

xii.       the occurrence of any levy upon or seizure or attachment of, or any uninsured loss of or damage to, any property of the Company or any Transaction Subsidiary having an aggregate fair value or repair cost (as the case may be) in excess of $500,000 individually or in the aggregate, and any such levy, seizure or attachment shall not be set aside, bonded or discharged within thirty (30) days after the date thereof;

xiii.      any monetary judgment, writ or similar final process shall be entered or filed against the Company or any Transaction Subsidiary or any of their respective property or other assets for more than $500,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of forty five (45) calendar days;

xiv.     any Transaction Subsidiary, without the written consent of the Holders, shall enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom, except Permitted Indebtedness (as defined in the Purchase Agreement); or

xv.       any Transaction Subsidiary, without the written consent of the Holders, shall enter into, create, incur, assume or suffer to exist any liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom, except Permitted Liens (as defined in the Purchase Agreement).

b)            Remedies Upon Event of Default. If any Event of Default occurs, then the outstanding principal amount of this Note, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash at the Mandatory Default Amount.  Upon the payment in full of the Mandatory Default Amount, the Holder shall promptly surrender this Note to or as directed by the Company.  In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law.  Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 6(b).  No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 7.             Prepayment.  At any time upon not less than 10 days and not more than 30 days prior written notice to the Holder, the Company may prepay any portion of the principal amount of this Note, all accrued and unpaid interest relating to such prepaid portion of the principal and

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all other amounts due under this Note, provided that if such prepayment occurs prior to the date that is one (1) year following the Original Issue Date, the Company shall pay a prepayment penalty to the Holder equal to the amount of additional interest that would have been paid to the Holder had the Company not prepaid the Note until one (1) year following the Original Issue Date such that the total of the Holder’s interest payments, if any, and the prepayment penalty shall equal to 10.5% of the Original Principal Amount of this Note. The written notice shall, among other items, state the date such Prepayment Amount (as defined below) is to be paid to the Holder, which shall not in any event be less than 10 days and not more than 30 days from the date of mailing of the prepayment notice to the Holder (the “Prepayment Date”). If the Company exercises its right to prepay the Note, the Company shall make payment to the Holder of an amount in cash equal to the sum of (x) the then outstanding principal amount of this Note, (y) all accrued but unpaid interest and (z) all other amounts owed pursuant to this Note including, but not limited to the prepayment penalty described above and all Late Fees, if applicable (collectively the “Prepayment Amount”).  If the entire Prepayment Amount is not received by the Holder in immediately available funds by wire transfer pursuant to wire transfer instructions provided to the Company by the Holder, on or before the Prepayment Date, such shall, (at the election of the Holder) be an Event of Default of the payment of principal pursuant to Section 6(a)(1) hereof.

Section 8.               Miscellaneous.

a)           Notices.  Any and all notices or other communications or deliveries to be provided by the Holder hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Company, at its registered office address, or such other facsimile number or address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 8(a).  Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of the Holder appearing on the books of the Company, or if no such facsimile number or address appears on the books of the Company, at the principal place of business of such Holder, as set forth in the Purchase Agreement.  Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 12:00 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 12:00 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given.

b)           Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed.  This Note is a direct debt obligation of the Company.

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c)            Lost or Mutilated Note.  If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company.

d)           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflict of laws thereof.  Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of Las Vegas, Nevada (the “Nevada Courts”).  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Nevada Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Nevada Courts, or such Nevada Courts are improper or inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

e)            Waiver.  Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note.  The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion.  Any waiver by the Company or the Holder must be in writing.

f)            Severability.  If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all

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other Persons and circumstances.  If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder.

g)            Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief.  The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note.  The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.

h)            Next Business Day.  Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

i)             Headings.  The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

Section 9.              Conversion.

a)           Voluntary Conversion. At any time after the Original Issue Date until the earlier of (i) the date that all amounts due under this Note have been paid in full, or (ii) the date that is fifteen (15) business days following the date that the Company’s Common Stock has traded at an average daily price of at least fifty-five cents ($0.55) for fifteen (15)

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consecutive business days (as reported by OTCMarkets.com), up to one hundred percent (100%) of the principal amount of this Note in the aggregate shall be convertible, in whole or in part, into shares of Common Stock at the option of the Holder, at any time and from time to time (subject to the conversion limitations set forth in Section 9(e) hereof).  The Holder shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the principal amount of this Note and/or any other amounts due under this Note to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”).  If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder.  No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required.  Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to the applicable conversion amount. The Holder and the Company shall maintain a Conversion Schedule showing the principal amount(s) and/or any other amounts due under this Note converted and the date of such conversion(s).  The Company may deliver an objection to any Notice of Conversion within one (1) Business Day of delivery of such Notice of Conversion.  In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder, and any assignee by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, (i) following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof, and (ii) this Note shall not be convertible pursuant to this Section 9(a) after the date that is fifteen (15) business days following the date that the Company’s Common Stock has traded at an average daily price of at least fifty-five cents ($0.55) for fifteen (15) consecutive business days.

b)          Conversion Price.  The conversion price in effect on any Conversion Date shall be equal to twenty-four cents ($0.24) per share (the “Conversion Price”), subject to adjustment as set forth herein.  The Conversion Price will be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the Common Stock.

c)            Mechanics of Conversion.

i.         Conversion Shares Issuable Upon a Conversion. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the principal amount of the Note to be converted (up to 100%) by (y) the Conversion Price.

ii.         Delivery of Certificate Upon Conversion. Not later than two (2) Trading Days after each Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder (A) a certificate or certificates representing the Conversion Shares, which, on or after the date on which if the resale of such Conversion Shares are covered by and are being sold pursuant to an effective registration statement under the Securities Act or such

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Conversion Shares are eligible to be sold under Rule 144 promulgated under the Securities Act without the need for current public information, the Company has received an opinion of counsel to such effect reasonably acceptable to the Company, shall be free of restrictive legends and trading restrictions representing the number of Conversion Shares being acquired or being sold, as the case may be, upon the conversion of this Note, and (B) a bank check in the amount of accrued and unpaid interest (if the Company has elected to pay accrued interest in cash). All certificate or certificates required to be delivered by the Company under this Section 9(c) shall be delivered electronically through DTC or another established clearing corporation performing similar functions, unless the Company or its Transfer Agent does not have an account with DTC and/or is not participating in the DTC Fast Automated Securities Transfer Program, then the Company shall issue and deliver to the address as specified in such Conversion Notice, a certificate (or certificates), registered in the name of the Holder or its designee, for the number of Conversion Shares to which the Holder shall be entitled. If the Conversion Shares are not being sold pursuant to an effective registration statement under the Securities Act or if the Conversion Date is prior to the date on which such Conversion Shares are eligible to be sold under Rule 144 promulgated under the Securities Act without the need for current public information, the Conversion Shares shall bear a restrictive legend in the following form, as appropriate:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

Notwithstanding the foregoing, commencing on such date that the Conversion Shares are eligible for sale under Rule 144 subject to current public information requirements, the Company, upon request and at the Holder’s expense, shall obtain a legal opinion to allow for such sales under Rule 144.

iii.           Failure to Deliver Certificates.  If, in the case of any Notice of Conversion, such certificate or certificates are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such

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certificate or certificates, to rescind such Conversion, in which event the Company shall promptly return to the Holder any original Note delivered to the Company and the Holder shall promptly return to the Company the Common Stock certificates issued to such Holder pursuant to the rescinded Conversion Notice.

iv.        Obligation Absolute; Partial Liquidated Damages.  The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder.  In the event the Holder of this Note shall elect to convert any or all of the outstanding principal or interest amount hereof, the Company may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and or enjoining conversion of all or part of this Note shall have been sought.  If the injunction is not granted, the Company shall promptly comply with all conversion obligations herein.

v.         Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times beginning 30 days after the Original Issue Date, reserve and keep available out of its authorized and unissued shares of Common Stock a number of shares of Common Stock at least equal to 100% of the eligible conversion amount for the sole purpose of issuance upon conversion of this Note, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Notes), not less than such aggregate number of shares of the Common Stock as shall be issuable (taking into account the adjustments and restrictions of Section 5, but ignoring any Beneficial Ownership Limitations or other restrictions and/or limitations on conversions set forth herein or elsewhere) upon the conversion of the then outstanding principal amount of this Note and payment of interest hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

vi.        Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note.  As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

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vii.       Transfer Taxes and Expenses.  The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that, the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Note so converted and the Company shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.  The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion.

d)           Holder’s Conversion Limitations.  The Company shall not effect any conversion of principal of this Note, and a Holder shall not have the right to convert any principal of this Note, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s Affiliates, and any Persons acting as a group together with the Holder or any of the Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted principal amount of this Note beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Notes) beneficially owned by the Holder or any of its Affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 9(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  To the extent that the limitation contained in this Section 9(d) applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any Affiliates) and of which principal amount of this Note is convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Note may be converted (in relation to other securities owned by the Holder together with any Affiliates) and which principal amount of this Note is convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination.  In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  For purposes of this Section 9(d), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of

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outstanding shares of Common Stock as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Company, or (iii) a more recent written notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note held by the Holder.  The Holder, upon not less than 61 days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 9(d), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Note held by the Holder and the Beneficial Ownership Limitation provisions of this Section 9(d) shall continue to apply.  Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company.  The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 9(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Note.

e)            Interest Payments upon Conversion.  Any Share Delivery Date pursuant to this Section 9 shall be considered a “Prepayment Date” with respect to the payment of interest pursuant to Section 2(a).

f)            Optional Conversion upon Public Offering of Common Stock.  In addition to Holder’s other conversion rights hereunder and notwithstanding anything to the contrary herein, all or any portion of the outstanding principal amount of this Note shall, at the option of the Holder, be convertible into the securities offered by the Company in connection with the Company’s first public offering following the execution of this Note, at the closing of such public offering, at a conversion price equal to eighty-five percent (85%) of the offering price of the applicable security (representing a fifteen percent (15%) discount) in such public offering.

[signature page follows]

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

VIKING ENERGY GROUP, Inc.

By:	/s/ James A. Doris
Name: James A. Doris Title: President & C.E.O.

Facsimile No. for Delivery of Notices: (646) 356-7034

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